Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact
Stephen P. Hall, Chief Financial Officer
TriPath Imaging
336-290-8721
TriPath Imaging Announces Preliminary Third Quarter Results
Company Expects Earnings Per Share of $0.05
Affirms Earnings Guidance for 2005 and Provides Preliminary Guidance for 2006
Earnings Conference Call and Analyst Day Scheduled for November 10th
BURLINGTON, N.C., November 3, 2005 — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that it expects to report third quarter earnings per share of $0.05 and affirmed its earnings guidance for 2005. The Company indicated that it expects full year earnings per share to range from $0.15 to $0.17. The Company raised the lower limit of its earnings guidance range by $ 0.02.
The Company announced that it expects to report revenues for the third quarter of approximately $21.5 million. This 19% increase in revenues from the third quarter of 2004 reflects a 45.4% increase in SurePath liquid based Pap tests sold in the U.S. primarily resulting from increased penetration among the large commercial laboratories. The Company estimates that the SurePath liquid based Pap test’s market share of all Pap tests performed in the U.S. increased to 21% from 18% in the second quarter of 2005 and from 14% in the third quarter of 2004.
The Company announced a revision of its guidance for revenues for full year 2005. The Company indicated that it expects revenues at year-end to range from $85 million to $88 million. The Company attributed its revised revenue expectations from previous guidance of $90 million to $94 million to a deceleration in the growth of its business within its traditional and more fully penetrated customer base, a slower than originally anticipated ramp up of revenues derived from its interactive histology imaging system, and lower than expected instruments sales, primarily in markets outside the United States. These factors were partially offset by continued market share gains for the SurePath liquid based Pap test and attendant growth in reagent and disposable sales to the large commercial laboratories. The Company indicated that third quarter revenues may have been impacted by seasonal fluctuations in ordering patterns, particularly outside the U.S., as well as the effect of hurricanes in the southeastern United States and Gulf Coast. As a result of this seasonality, the Company anticipates fourth quarter revenues will grow at a year-over-year rate that will exceed the rate of year-over-year growth reported in the first nine months of 2005.
“We expect to continue to grow the SurePath liquid based Pap test’s market share both in the U.S. and abroad,” said Paul Sohmer, M.D., Chairman, President, and CEO of TriPath Imaging. “We continue to expect that fourth quarter revenues will reflect at least 25% growth from the fourth quarter of 2004.”
Preliminary Guidance for 2006
The Company also provided preliminary and general guidance for revenues and earnings in 2006. The Company indicated that it anticipates revenue growth in 2006 of approximately 20% from its updated guidance range for the full year 2005. Given planned investments related to the ongoing development of its molecular oncology product pipeline and other clinical trial and marketing related activities, the Company expects that full year EPS in 2006 will be comparable to its currently estimated range for 2005. These earnings estimates for 2006 exclude the impact of expensing stock-based compensation under FAS 123(R), which the Company will adopt beginning January 1, 2006.
Dr. Sohmer concluded, “The rate at which we expect to grow in 2006 will depend on continued penetration among the large commercial laboratories in the U.S., growth from our traditional customer base, full year impact of our expanded sales and marketing presence, continued momentum outside the U.S., growth in fee-per-use revenue streams and placements of our interactive histology imaging system, and revenues generated from the sale of analyte specific reagents and research use only products developed by TriPath Oncology.”
The estimated financial results contained in this announcement for the Company’s third quarter, full year 2005 and full year 2006 guidance are preliminary, and are subject to the final closing of its financial books and the completion of customary quarter-end review procedures, as well as other factors discussed herein relating to forward-looking statements. Final financial results for the third quarter and fiscal years may vary. Also, the Company’s guidance for 2006 does not incorporate the impact of expensing stock-based compensation under FAS 123(R), which the Company will adopt beginning January 1, 2006, because the Company at this time cannot predict with certainty the impact of equity-based compensation expense for 2006.
Conference Call
TriPath Imaging will host a conference call to discuss the Company’s full third quarter financial results, business highlights and future expectations on Thursday, November 10, 2005 at 9:00 a.m. ET. Full financial results will be released prior to market open on Thursday, November 10, 2005 and will be included in the Quarterly Report on Form 10-Q that we expect to file on November 9, 2005.
The call will be available by dialing (888) 344-3716. International participants should call (706) 634-4926. For interested parties unable to participate during the live call, a telephone replay will be available beginning two hours after the completion of the call until November 18, 2005. To access this replay, U.S. participants should call (800) 642-1687. International participants should call (706) 645-9291. Individuals accessing the replay must enter the conference call ID number 1926229. A live web cast and replay of TriPath Imaging’s call will also be available online at www.tripathimaging.com.

Analyst Day
Immediately following its third quarter earnings conference call on November 10th, the Company will host an Analyst Day conference in New York City. Management will review the results of research studies employing the Company’s Pro Ex C molecular markers that will have been presented in conjunction with the October meeting of the European Congress of Cytology in Paris and the early November meeting of the American Society of Cytopathology in San Diego. This review will include the results of studies performed by investigators from three major academic centers as well as the results of new in-house research studies. The Company will also review the potential clinical and commercial value of its developing pipeline in the area of molecular diagnostic products and imaging systems.
About TriPath Imaging
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic and pharmacogenomic products and services for malignant melanoma and cancers of the cervix, breast, ovary and prostate.
Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those regarding preliminary results of operations for the third quarter of 2005 and forecasted full year 2005 and 2006 results. Important factors that may affect such forward-looking statements specifically and TriPath Imaging’s operating results generally include, without limitation: TriPath’s expected third quarter results could differ after the final closing of the financial books and completion of customary quarter-end review procedures; TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may not realize additional sales from large commercial laboratories as quickly as it expects or continue its momentum outside the U.S.; TriPath Imaging may be unable to increase sales and revenues at its historical rates; expenses may exceed expectations and TriPath Imaging may not maintain profitability; the impact on profitability of expensing stock based compensation under FAS 123(R) may be material; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; TriPath Imaging’s results and profitability in any particular period may be impacted by the timing of certain non-cash sales discounts that TriPath Imaging will record in connection with the vesting of certain warrants; TriPath Imaging may be unable to successfully develop and commercialize products and services when anticipated, if at all; TriPath Imaging’s products may not achieve or maintain market acceptance to the degree anticipated; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; TriPath Imaging’s products may not receive FDA or other required regulatory approval when expected, if at all; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2004.
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